UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 13, 2025
Date of Report (date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508		25-1434426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

800 Philadelphia Street	Indiana	PA	15701
(Address of Principal Executive Offices)			(Zip Code)
(800) 325-2265
Registrant's telephone number, including area code

(Not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	STBA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Effective May 13, 2025, Melanie A. Lazzari, 45, was appointed to executive vice president, chief accounting officer of S&T Bancorp, Inc. ("S&T"). She has served as controller of S&T since 2010 and has over 20 years of accounting and banking experience. Ms. Lazzari is a certified public accountant and earned her bachelor's degree in accounting from Pennsylvania State University.
In connection with Ms. Lazzari’s appointment, there were no changes to her compensation. Any compensation adjustments will be made in the normal course of business based on review and approval by the Compensation and Benefits Committee. She previously entered into a Severance Agreement and Confidentiality, Trade Secrets, Non-Solicitation and Severance Agreement with S&T, which was not amended in connection with her promotion to chief accounting officer.
There are no family relationships between Ms. Lazzari and any director or other executive officer, and there are no arrangements or understandings between Ms. Lazzari and any other person pursuant to which Ms. Lazzari was selected as an officer. There are no other transactions to which S&T is a party in which Ms. Lazzari has an interest that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
/s/ Mark Kochvar
May 19, 2025	Mark Kochvar Senior Executive Vice President, Chief Financial Officer